Exhibit 5.1

POSTAL ADDRESS	P.O. Box 71170 1008 BD AMSTERDAM

OFFICE ADDRESS	Fred. Roeskestraat 100 1076 ED AMSTERDAM The Netherlands

INTERNET	www.loyensloeff.com

To:

InterXion Holding N.V.

Scorpius 30

2132 LR HOOFDDORP

The Netherlands

REFERENCE

RE	Dutch law legal opinion – InterXion Holding N.V. – Offering of 4,600,000 Ordinary Shares

Amsterdam, 1 July 2019

Dear Sir, Madam,

1	INTRODUCTION

We have acted as special counsel on certain matters of Dutch law to the Company, in connection with, among others things, the preparation and filing of the Final Prospectus Supplement relating to the offering of the Shares. The Final Prospectus relates to the Registration Statement filed by the Company with the SEC on 25 June 2019, relating to the registration of the offer and sale of ordinary shares, with a nominal value of EUR 0.10 each, in the capital of the Company.

2	DEFINITIONS

2.1	Capitalised terms used but not (otherwise) defined herein are used as defined in the Schedules to this opinion letter.

2.2	In this opinion letter:

Company means InterXion Holding N.V., registered with the Trade Register under number 33301892.

Resolutions means the Board Resolution and the Shareholders’ Resolution.

SEC means the United States Securities and Exchange Commission.

Securities Act means the United States of America’s Securities Act of 1933, as amended from time to time.

The public limited company Loyens & Loeff N.V. is established in Rotterdam and is registered with the Trade Register of the Chamber of Commerce and Industry under number 24370566. Solely Loyens & Loeff N.V. shall operate as contracting agent. All its services shall be governed by its General Terms and Conditions, including, inter alia, a limitation of liability and a nomination of competent jurisdiction. These General Terms and Conditions have been printed on the reverse side of this page and may also be consulted via www.loyensloeff.com. The conditions were deposited with the Registry of the Rotterdam District Court on 1 July 2009 under number 43/2009.

AMSTERDAM        •         ARNHEM         •         BRUSSELS         •         EINDHOVEN         •         LUXEMBOURG         •         ROTTERDAM         •         ARUBA

CURACAO     •     DUBAI     •     GENEVA    •     HONG KONG     •     LONDON     •     NEW YORK     •     PARIS     •     SINGAPORE     •     TOKYO    •     ZURICH

Shares means the 4,600,000 ordinary shares, with a nominal value of EUR 0.10 each, in the capital of the Company, issued pursuant to the Deed of Issuance.

Trade Register means the trade register of the Chamber of Commerce in the Netherlands.

3	SCOPE OF INQUIRY

3.1	For the purpose of rendering this opinion letter, we have only examined and relied upon transmitted copies of the following documents (the Reviewed Documents):

(a)	an excerpt of the registration of the Company in the Trade Register dated 15 June 2018 (the Excerpt I);

(b)	an excerpt of the registration of the Company in the Trade Register dated 6 June 2019 (the Excerpt II);

(c)	an excerpt of the registration of the Company in the Trade Register dated 28 June 2019 (the Excerpt III);

(d)	the deed of incorporation, including the articles of association (statuten) of the Company (the Articles) dated 6 April 1998 (the Deed of Incorporation);

(e)	the deed of conversion (akte van omzetting) and amendment to the articles of association (wijziging statuten) of the Company dated 11 January 2000 (the Deed of Conversion);

(f)	the articles of association (statuten) of the Company dated 20 January 2012 (the Articles);

(g)

the extract of the minutes of the meeting of the board of managing directors of the Company dated 11 June 2019 (the Board Resolution) and including a power of attorney to Mr. J.F.H.P. Mandeville and Mr. D.C. Ruberg, acting jointly (the Power of Attorney);

(h)	the resolution of the general meeting of the Company dated 29 June 2018 (the Shareholders’ Resolution);

(i)	the registration statement relating to the shares in the capital of the Company on Form F-3 dated 25 June 2019 filed by the Company with the SEC under the Securities Act (the Registration Statement);

(j)	a preliminary prospectus supplement relating to the Shares dated 25 June 2019 filed by the Company with the SEC under the Securities Act (the Preliminary Prospectus Supplement);

(k)	a final prospectus supplement relating to the Shares dated 26 June 2019 filed by the Company with the SEC under the Securities Act (the Final Prospectus Supplement);

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(l)	the report on Form 6-K dated 1 July 2019 filed by the Company with the SEC under the Securities Act (the Report on Form 6-K);

(m)	a Dutch law private deed of issuance of shares dated 1 July 2019 relating to the issuance of the Shares (the Deed of Issuance); and

(n)	the shareholders’ register (aandeelhoudersregister) of the Company (the Shareholders’ Register).

3.2	We have undertaken only the following searches and inquiries (the Checks) at the date of this opinion letter:

(a)	an inquiry by telephone at the Trade Register, confirming that no changes were registered after the date of the Excerpt;

(b)

an online inquiry on the relevant website (www.kvk.nl) of the Chamber of Commerce in the Netherlands, confirming that no civil law director disqualification has been imposed on a member of the board of the Company;

(c)

an online inquiry on the relevant website (www.rechtspraak.nl) of the EU Registrations with the Central Insolvency Register (Centraal Insolventie Register) confirming that the Company is not listed on the EU Registrations with the Central Insolvency Register; and

(d)

an online inquiry on the relevant website (http://eur-lex.europa.eu/) of the list referred to in article 2 (3) of Council regulation (EC) No 2580/2001, Annex I of Council regulation (EC) No 881/2002 and the Annex to Council Common Position 2001/931 relating to measures to combat terrorism, all as amended from time to time, confirming that the Company is not listed on such annexes.

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3.3

We have not reviewed any documents incorporated by reference or referred to in the Reviewed Documents (unless included as an Reviewed Document) and therefore our opinions do not extend to such documents.

4	NATURE OF OPINION

4.1

We only express an opinion on matters of Dutch law and the law of the European Union, to the extent directly applicable in the Netherlands, in force on the date of this opinion letter, excluding unpublished case law, all as interpreted by Dutch courts and the European Court of Justice. We do not express an opinion on tax law, competition law, sanction laws and financial assistance. The terms “the Netherlands” and “Dutch” in this opinion letter refer solely to the European part of the Kingdom of the Netherlands.

4.2

Our opinion is strictly limited to the matters stated herein. We do not express any opinion on matters of fact, on the commercial and other non-legal aspects of the transactions contemplated by the Deed of Issuance and on any representations, warranties or other information included in the Deed of Issuance and any other document examined in connection with this opinion letter, except as expressly stated in this opinion letter.

4.3

In this opinion letter Dutch legal concepts are sometimes expressed in English terms and not in their original Dutch terms. The concepts concerned may not be identical to the concepts described by the same English term as they exist under the laws of other jurisdictions. For the purpose of tax law a term may have a different meaning than for the purpose of other areas of Dutch law.

4.4

This opinion letter may only be relied upon under the express condition that any issue of interpretation or liability arising hereunder will be governed by Dutch law and be brought exclusively before the competent court in Rotterdam, the Netherlands.

4.5

This opinion letter is issued by Loyens & Loeff N.V. and may only be relied upon under the express condition that any liability of Loyens & Loeff N.V. is limited to the amount paid out under its professional liability insurance policies. Individuals or legal entities that are involved in the services provided by or on behalf of Loyens & Loeff N.V. cannot be held liable in any manner whatsoever.

5	OPINIONS

The opinions expressed in this paragraph 5 (Opinions) should be read in conjunction with the assumptions set out in Schedule 1 (Assumptions) and the qualifications set out in Schedule 2 (Qualifications). On the basis of these assumptions and subject to these qualifications and any factual matters or information not disclosed to us in the course of our investigation, we are of the opinion that as at the date of this opinion letter:

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5.1	Corporate status

The Company has been duly incorporated as a besloten vennootschap met beperkte aansprakelijkheid (private limited liability company) under Dutch law and is validly existing as a naamloze vennootschap (public limited liability company) under Dutch law.

5.2	Share capital

The Shares have been duly authorised, validly issued and fully paid up and are non-assessable.

6	ADDRESSEES

6.1

This opinion letter is addressed to you in relation to and as an exhibit to the Report on Form 6-K filed by the Company with the SEC on the date hereof and incorporated by reference into the Registration Statement and may not be disclosed to and relied upon by any other person without our prior written consent other than as an exhibit to the Report on Form 6-K filed by the Company with the SEC on the date hereof and incorporated by reference into the Registration Statement. This opinion letter is not to be used or relied upon for any purpose other than in connection with the filing of the Report on Form 6-K by the Company with the SEC on the date hereof and incorporated by reference into the Registration Statement.

6.2

We hereby consent to the filing of this opinion letter as an exhibit to the Report on Form 6-K filed by the Company with the SEC on the date hereof and incorporated by reference into the Registration Statement and to the references to Loyens & Loeff N.V. under the heading “Legal Matters” in the Preliminary Prospectus Supplement, the Final Prospectus Supplement and the Registration Statement. In giving the consent set out in the previous sentence, we do not thereby admit or imply that we are in the category of persons whose consent is required under Section 7 of the Securities Act or any rules and regulations of the SEC promulgated thereunder.

Yours faithfully,
/s/ Loyens & Loeff N.V.

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Schedule 1

ASSUMPTIONS

The opinions in this opinion letter are subject to the following assumptions:

1	Documents

1.1	All signatures are genuine, all original documents are authentic and all copies are complete and conform to the originals.

1.2	The information recorded in the Excerpt I was true, accurate and complete on the date of the Shareholder Resolution.

1.3	The information recorded in the Excerpt II was true, accurate and complete on the date of the Board Resolution.

1.4

The information recorded in the Excerpt III is true, accurate and complete on the date of the Deed of Issuance and of this opinion letter (although not constituting conclusive evidence thereof, this assumption is supported by the Checks).

1.5	The information recorded in the Shareholders’ Register is true, accurate and complete on the date of this opinion letter

2	Incorporation, existence and corporate power

2.1

The Deed of Incorporation is a valid notarial deed (notariële authentieke akte), the contents thereof are correct and complete and there were no defects in the incorporation process (not appearing on the face of the Deed of Incorporation) for which a court might dissolve the Company.

2.2

The Deed of Conversion is a valid notarial deed (notariële authentieke akte), the contents thereof are correct and complete and there were no defects in the conversion process (not appearing on the face of the Deed of Conversion) for which a court might dissolve the Company.

2.3

The Company has not been dissolved, merged involving the Company as disappearing entity, demerged, converted, subjected to an intervention, recovery or resolution measure, granted a suspension of payments, declared bankrupt or subjected to any other insolvency proceedings listed in Annex A of Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast), listed on the list referred to in article 2 (3) of Council Regulation (EC) No 2580/2001 of 27 December 2001, listed in Annex I to Council Regulation (EC) No 881/2002 of 27 May 2002 or listed and marked with an asterisk in the Annex to Council Common Position 2001/931 of 27 December 2001 relating to measures to combat terrorism, as amended from time to time (although not constituting conclusive evidence thereof, this assumption is supported by the contents of the Excerpt III and the Checks).

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2.4

The Articles are the articles of association (statuten) of the Company in force on the date of the Deed of Issuance and of this opinion letter (although not constituting conclusive evidence thereof, this assumption is supported by the contents of the Excerpt III).

3	Corporate authorisations

3.1

The Resolutions (a) correctly reflect the resolutions made by the relevant corporate body of the Company in respect of the transactions contemplated by the Deed of Issuance, (b) have been made with due observance of the Articles and any applicable by-laws and (c) are in full force and effect.

3.2

No member of the board of managing directors of the Company has a direct or indirect personal interest which conflicts with the interest of the Company or its business in respect of the entering into the Deed of Issuance (although not constituting conclusive evidence thereof, this assumption is supported by the contents of the Board Resolution).

3.3

The consent, approval or authorisation of any person and any other step or formality which is required in relation to the execution of the Deed of Issuance and the performance and observance of the terms thereof by the parties, as listed in the Deed of Issuance, has been obtained.

3.4

Except for the Shares, no shares in the capital of the Company or rights for shares in the capital of the Company have been issued by the Company on the basis of the authorisation granted to the board of managing directors of the Company, pursuant to the Shareholders’ Resolution, to issue shares or grant rights to subscribe for shares representing up to ten (10) percent of the Company’s issued share capital for general corporate purposes.

3.5

The Company has not and will not have established, has not and will not have been requested to establish, nor is or will be in the process of establishing any works council (ondernemingsraad) and there is and will be no works council, which has jurisdiction over the transactions contemplated by the Deed of Issuance.

4	Other parties

4.1	Each party to the Deed of Issuance, other than the Company, is validly existing under the laws by which it is purported to be governed.

4.2

Each party to the Deed of Issuance, other than the Company, has all requisite power or capacity (corporate and otherwise) to execute, and to perform its obligations under the Deed of Issuance and the Deed of Issuance has been duly authorised, executed and delivered by or on behalf of the parties thereto other than the Company.

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5	Validity

Under any applicable laws (other than Dutch law):

(a)	the Deed of Issuance constitutes the legal, valid and binding obligations of the parties thereto, and is enforceable against those parties in accordance with their terms; and

(b)	the choice of law and submission to jurisdiction made in the Deed of Issuance is valid and binding.

6	Share capital

6.1	The Shares have been issued upon payment of at least the nominal value on each Share.

6.2	The Shares have been validly accepted by Cede & Co. or the broker on its behalf (as the case may be).

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Schedule 2

QUALIFICATIONS

The opinions in this opinion letter are subject to the following qualifications:

1	Insolvency

The opinions expressed herein may be affected or limited by the provisions of any applicable bankruptcy, suspension of payments, any intervention, recovery or resolution measure, other insolvency proceedings and fraudulent conveyance (actio Pauliana) and other laws of general application now or hereafter in effect, relating to or affecting the enforcement or protection of creditors’ rights.

2	Enforceability

2.1

The opinions expressed herein, with respect to the Deed of Issuance, may be affected by the availability of general defences under Dutch law such as the principles of reasonableness and fairness, modification on grounds of unforeseen circumstances, duress, deceit, mistake, undue influence and, if and to the extent not validly waived, force majeure, the right to suspend performance as long as the other party is in default in respect of its obligations, the right to set-off and the right to dissolve a transaction upon default by the other party.

2.2

A Dutch legal entity may invoke the nullity of a transaction if the transaction does not fall within the objects of such legal entity and the other parties to the transaction knew, or without independent investigation, should have known, that such objects were exceeded. In determining whether a transaction falls within the objects of a legal entity all relevant circumstances should be taken into account, including the wording of the objects clause of the articles of association and the level of (direct or indirect) benefit derived by the legal entity.

3	Non-assessable

Non-assessable has no equivalent legal term under Dutch law, but is interpreted to express that the shareholders cannot be required to make any further payments on their fully paid-up shares.

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